UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2009 (December 21, 2009)

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-31849	80-0137402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida 33316
(Address of principal executive offices)

(305) 420-6563
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On December 21, 2009, Magnum D'Or Resources, Inc. (OTC Bulletin Board: MDOR) (the "Company"), a next generation rubber recycling solutions company, entered into a definitive purchase agreement with institutional investors to place Senior Secured Convertible Notes (the “Notes”) due December 2010 totaling $3.5 million in gross proceeds before fees and expenses (the “Transaction”).  The Transaction closed on December 23, 2009 (the “Closing Date”).  The net proceeds of the financing will be used for general corporate purposes, including the purchase of machines and equipment to produce recycled fine rubber powders, site work and working capital.

The Notes will bear interest at an annual rate of 9% payable quarterly in, at the Company's option, cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company $.001 par value common stock (the “Common Stock”), and the Notes will be convertible into shares of Common Stock at a conversion price of $1.21 at any time.  In connection with the issuance of the Notes, the Company issued Series A Warrants to purchase 2,169,422 shares of the Company's Common Stock, Series B Warrants to purchase 2,892,562 shares of the Company's Common Stock, and Series C Warrants to purchase 2,169,422 shares of the Company's Common Stock (the Series A, Series B and Series C Warrants are referred to herein as the “Warrants”).  The exercise price for the Warrants is $1.21 per share, and each class of Warrant is exercisable for five years from the date of issuance.  The Notes and each class of the Warrants contain full-ratchet and other customary anti-dilution protections.

The Company and its subsidiaries also entered into a Security Agreement to secure payment and performance of the Company's obligations under the Notes pursuant to which the Company and its subsidiaries granted the investors a security interest in all of their respective property.  Each subsidiary of the Company also executed a Guaranty Agreement pursuant to which each subsidiary guaranteed all of the Company's obligations under the Notes.

The Company also executed a Registration Rights Agreement pursuant to which the Company is required to file a registration statement within 45 days of the Closing Date, and the Company will use its reasonable best efforts to cause the registration statement to be declared effective within 90 days of the Closing Date and 120 days in the event the SEC reviews the registration statement.

Item 3.02             Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01             Regulation FD Disclosure.

On December 22, 2009, the Company issued a press release entitled “Magnum D'Or Resources (MDOR) Executes a Securities Purchase Agreement that Provides $3.5MM in Convertible Debt Financing.”  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

ITEM 9.01.          Financial Statements and Exhibits.

Exhibits.

10.1	Securities Purchase Agreement dated December 21, 2009.
10.2	Form of Senior Secured Convertible Note
10.3	Form of Security Agreement
10.4	Form of Registration Rights Agreement
10.5	Form of Guaranty Agreement
10.6	Form of Series A Warrant
10.7	Form of Series B Warrant
10.8	Form of Series C Warrant
99.1	Press Release entitled “Magnum D'Or Resources (MDOR) Executes a Securities Purchase Agreement that Provides $3.5MM in Convertible Debt Financing” dated December 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magnum d'Or Resources Inc.
(Registrant)

Date: December 23, 2009	By:	/s/ Joseph J. Glusic
Joseph J. Glusic
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement dated December 21, 2009.
10.2	Form of Senior Secured Convertible Note
10.3	Form of Security Agreement
10.4	Form of Registration Rights Agreement
10.5	Form of Guaranty Agreement
10.6	Form of Series A Warrant
10.7	Form of Series B Warrant
10.8	Form of Series C Warrant
99.1	Press Release entitled “Magnum D'Or Resources (MDOR) Executes a Securities Purchase Agreement that Provides $3.5MM in Convertible Debt Financing” dated December 22, 2009.